SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

OVERHILL FARMS, INC.
(Name Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following letter was distributed to all Overhill Farms, Inc. employees on May 15, 2013.

May 15, 2013

To all Overhill Farms Employees:

By now I am sure that you have heard we have entered into an agreement with your Board of Directors for a merger with your fine company. We are incredibly enthusiastic about this merger and believe that we can grow together.

Bellisio Foods started as a family-owned company twenty-three years ago. Our entrepreneurial spirit, dedication to quality, and pride in our products are shared values which align well with your organization. The strong two year partnership that Overhill Farms and Bellisio Foods has enjoyed has helped us to form this merger.

We regret that we will not be able to be there today to introduce ourselves. We plan to be with you next week and are excited to get to know you.

We are looking forward to working together towards a successful transaction between our two companies.

With best personal regards,
BELLISIO FOODS, INC.

/s/ Joel Conner
Joel Conner
Chairman and Chief Executive Officer

Chairman & CEO  |  Marketing Sales
1201 Harmon Place, Suite 302 | Minneapolis, MN 55403 | p: 612.371.8222 | t: 612.337.8427	www.bellisiofoods.com

Additional Information and Where to Find It

In connection with the proposed merger, Overhill Farms, Inc. (the “Company”) will file with the Securities and Exchange Commission (“SEC”) and furnish to the Company’s stockholders a proxy statement.  BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. Investors and security holders may obtain a free copy of documents filed by the Company with the SEC at the SEC’s website at http://www.sec.gov. In addition, copies of the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge on the Company’s website at www.overhillfarms.com as soon as reasonably practicable after being filed or furnished to the SEC.

The Company and certain of its directors, executive officers, and certain other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information about the directors and executive officers of the Company is set forth in the Company’s 2012 Annual Report on Form 10-K filed with the SEC on December 18, 2012.  Additional information regarding these individuals and other persons who may be deemed to be participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant materials filed by the Company with the SEC in connection with the proposed merger when they become available.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed merger and all other statements in this report and the exhibits furnished or filed herewith, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this report and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed merger on the terms described above or other acceptable terms or at all because of a number of factors, including but not limited to (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the failure to obtain stockholder approval or the failure to satisfy other closing conditions, (3) the failure of Bellisio Foods to obtain the necessary financing arrangements pursuant to its debt financing commitment letter or otherwise, (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the merger (whether or not consummated), and (5) the effect of the announcement of the merger agreement and proposed merger (whether or not consummated) on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this report. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the SEC, including the Company’s 2012 Annual Report on Form 10-K, which was filed with the SEC on December 18, 2012, under the heading “Item 1A—Risk Factors,” and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.